Exhibit 1

NEWS RELEASE

For Immediate Release:

Contact:
Bob Marese
MacKenzie Partners, Inc.
212-929-5500

          PENNANT CAPITAL CORRECTS JUNE 2, 2009 LETTER TO STOCKHOLDERS

New York, New York, June 5, 2009 - PHH Corp. (NYSE: PHH) - Pennant Capital Management, LLC today issued a correction of a statement in its June 2, 2009 letter to the stockholders of PHH Corporation. In reference to PHH's first quarter earnings of $2 million, or $.04 per share, the letter had stated that this quarterly profit was PHH's first quarterly profit in the last fourteen quarters. The letter should have indicated that PHH's mortgage production segment, rather than PHH itself, had earned, in the first quarter of 2009, its first quarterly profit in fourteen quarters.

Recent segment results reported by PHH are as follows:


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                                              PHH Corporation Reported Segment Profit

                                                          ($ in millions)


-------------------------- ---------------- ------------------ ----------------- ------------------ ------------------

                                2005              2006               2007              2008              1Q 2009
-------------------------- ---------------- ------------------ ----------------- ------------------ ------------------
-------------------------- ---------------- ------------------ ----------------- ------------------ ------------------

Mortgage Production             $(17)            $(152)             $(225)             $(93)              $113
-------------------------- ---------------- ------------------ ----------------- ------------------ ------------------
-------------------------- ---------------- ------------------ ----------------- ------------------ ------------------

Mortgage Servicing              $140               $44               $75              $(430)             $(118)
-------------------------- ---------------- ------------------ ----------------- ------------------ ------------------
-------------------------- ---------------- ------------------ ----------------- ------------------ ------------------

Fleet Management                 $80              $102               $116               $62                $7
-------------------------- ---------------- ------------------ ----------------- ------------------ ------------------


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